Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

FREQUENCY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Other	29,311,738(1)	N/A	$9,770.58(2)	0.00011020	$1.08

Fees to Be Paid	Other	Warrant	Other	30,001(3)	N/A	$N/A	N/A	$N/A(3)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$9,770.58		$1.08

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$1.08

(1)

Represents the maximum number of shares of Common Stock, par value $0.001 per share (“Frequency Common Stock”), of Frequency Therapeutics, Inc. (the “Registrant”), issuable to securityholders of Korro Bio, Inc. (“Korro Bio”) pursuant to the merger and related transactions contemplated by the Agreement and Plan of Merger, dated as of July 14, 2023, by and among the Registrant, Frequency Merger Sub, Inc., and Korro Bio.

(2)

Estimated solely for the purpose of calculating the registration fee under Rule 457(f)(2) under the Securities Act of 1933, as amended. Korro Bio is a private company, no market exists for its securities, and Korro Bio has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is calculated based on an aggregate offering amount equal to one-third of the aggregate par value of the Korro Bio Common Stock that will be exchanged in the merger.

(3)

Represents shares of Frequency Common Stock issuable upon the exercise of an outstanding warrant issued by Korro Bio. The warrant, which is currently exercisable for shares of Korro Bio Common Stock, will be converted to a warrant to purchase shares of Frequency Common Stock upon the closing of the merger in accordance with its terms. Pursuant to Rule 457(g) under the Securities Act, no separate fee is required to be paid in respect of the warrant which is being registered concurrently in the same registration statement as the underlying shares of Frequency Common Stock issuable pursuant thereto.